Exhibit (h)(1)

AMENDMENT TWELVE TO ADMINISTRATION AGREEMENT

This Amendment, dated November 11, 2016, amends the Administration Agreement (“Agreement”) dated September 9, 2010 between J.P. Morgan Chase Bank, N.A., (“J.P. Morgan”) and the AQR Funds, a Delaware statutory trust, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the date hereof, in the following respects:

1.	Schedule 1 of the Agreement includes the following Funds:

    AQR Emerging Relaxed Constraint Equity Fund

    AQR Large Cap Relaxed Constraint Equity Fund

    AQR Small Cap Relaxed Constraint Equity Fund

    AQR International Relaxed Constraint Equity Fund

2.	Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement	J.P. MORGAN CHASE BANK N.A.

By:/s/ Brendan Kalb

Name: Brendan Kalb

Title: Executive Vice President and Secretary

AQR MANAGED FUTURES STRATEGY

    OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE

    OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES STRATEGY OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE

    FUND LTD.

AQR RISK PARITY II HV OFFSHORE

    FUND LTD.

AQR MANAGED FUTURES STRATEGY HV

    OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE

    OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE LV

    OFFSHORE FUND LTD.

By:/s/ Nicole DonVito

Name: Nicole DonVito

Title: Director

By:/s/ Gregory Cook Name: Gregory Cook Title: Executive Director